Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed combined balance sheet as of March 31, 2006 and the unaudited pro forma condensed combined statements of income for the year ended December 31, 2005 and the three months ended March 31, 2006 are based on the historical financial statements of Ultra Clean and Sieger after giving effect to Ultra Clean’s acquisition of Sieger using the purchase method of accounting and applying the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

     The unaudited pro forma condensed combined balance sheet combines Ultra Clean’s and Sieger’s historical condensed consolidated balance sheet as of March 31, 2006, giving effect to the merger as if it had occurred on March 31, 2006. The unaudited pro forma condensed combined statement of income for the year ended December 31, 2005 combines Ultra Clean’s historical consolidated statement of income for the year then ended with Sieger’s historical consolidated statement of income for the year ended December 31, 2005. The unaudited pro forma condensed combined statement of income for the three months ended March 31, 2006 combines Ultra Clean’s historical condensed consolidated statement of income for the three months ended March 31, 2006 with Sieger’s historical condensed consolidated statement of income for the three months ended March 31, 2006. The unaudited pro forma condensed combined statements of income give effect to the merger as if it had occurred on January 1, 2005.

     The acquisition has been accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations. Under the purchase method of accounting, the total estimated purchase price, calculated as described in Note 1 to these unaudited pro forma condensed combined financial statements, is allocated to the net tangible and intangible assets of Sieger acquired in connection with the acquisition, based on their estimated fair values. Management has made a preliminary allocation of the estimated purchase price to the tangible and intangible assets acquired and liabilities assumed based on various preliminary estimates. The allocation of the estimated purchase price is preliminary pending finalization of various estimates and analyses.

     The unaudited pro forma condensed combined financial statements have been prepared by management for illustrative purposes only and are not necessarily indicative of the condensed consolidated financial position or results of income in future periods or the results that actually would have been realized had Ultra Clean and Sieger been a combined company during the specified periods. The pro forma adjustments are based on the information available at the time of the preparation of this document. The unaudited pro forma condensed combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, Ultra Clean’s historical consolidated financial statements included in its Annual Report on Form 10-K, as amended, for its year ended December 31, 2005 and in its Form 10-Q for its quarter ended June 30, 2006, and Sieger’s historical consolidated financial statements for the year ended December 31, 2005, which are included as Exhibit 99.1 to this Form 8-K.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
OF ULTRA CLEAN AND SIEGER
As of March 31, 2006
(In Thousands)

	March 31, 2006 Ultra Clean	March 31, 2006 Sieger	Proforma Adjustments		Proforma Combined

ASSETS
Current assets:
Cash	$19,804	$1,093	$-		$20,897
Accounts receivable	26,257	13,222	-		39,479
Inventory	27,552	13,262	-		40,814
Other current assets	4,679	329	-		5,008

Total current assets	78,292	27,906	-		106,198
Equipment and leasehold improvements, net	4,342	3,131	-		7,473
Goodwill	6,084	-	25,773	a	31,857
Intangible assets	8,987	-	14,600	b	23,587
Deferred income taxes	2,132	-	-		2,132
Other non-current assets	234	67	-		301

Total assets	$100,071	$31,104	$40,373		$171,548

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
Bank borrowings	$1,600	$16,819	$(11,513)	c	$6,906
Accounts payable	24,260	9,966	-		34,226
Other current liabilities	5,301	1,420	-		6,721

Total current liabilities	31,161	28,205	(11,513)		47,853
Long-term debt	-	1,265	(1,265)	c	28,990
			28,990	d
Capital lease obligations and other liabilities	340	-	5,723	e	6,063

Total liabilities	31,501	29,470	21,935		82,906
Commitments and contingencies
Stockholders' Equity:
Common stock	57,627	336	(336)	f	77,699
			20,072	g
Retained earnings	10,943	1,298	(1,298)	f	10,943

Total stockholders' equity	68,570	1,634	18,438		88,642

Total liabilities and stockholders' equity	$100,071	$31,104	$40,373		$171,548

The accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements
are an integral part of these financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME OF ULTRA CLEAN AND SIEGER

For the Year Ended December 31, 2005 (In Thousands)

	Ultra Clean	Sieger	Proforma Adjustments		Proforma Combined

Sales	$147,535	$86,470	$-		$234,005
Cost of goods sold	127,459	78,845	-		206,304

Gross profit	20,076	7,625	-		27,701

Operating expenses:
Research and development	2,360	-	-		2,360
Sales and marketing	3,357	-	-		3,357
General and administrative	11,798	3,977	-		15,775
Amortization of acquired intangibles	-	-	2,150	h	2,150

Total operating expenses	17,515	3,977	2,150		23,642
Income from operations	2,561	3,648	(2,150)		4,059

Interest and other income (expense), net	147	(791)	(2,247)	i	(2,891)

Income before income taxes	2,708	2,857	(4,397)		1,168

Income tax provision	705	140	(1,724)	j	(879)

Net income	$2,003	$2,717	$(2,673)		$2,047

Net income per share:
Basic	$0.12				$0.11
Diluted	$0.12				$0.10
Shares used in computing
net income per share:
Basic	16,241	-	2,472		18,713
Diluted	17,169	-	2,472		19,641

The accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements
are an integral part of these financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
OF ULTRA CLEAN AND SIEGER
For the Three Months Ended March 31, 2006
(In Thousands)

	UCH	Sieger	Proforma Adjustments		Proforma Combined

Sales	$57,195	$26,508	$-		$83,703
Cost of goods sold	49,004	23,074	-		72,078

Gross profit	8,191	3,434	-		11,625

Operating expenses:
Research and development	598	-	-		598
Sales and marketing	956	-	-		956
General and administrative	2,889	1,068	-		3,957
Amortization of acquired intangibles	-	-	338	h	338
Total operating expenses	4,443	1,068	338		5,849

Income from operations	3,748	2,366	(338)		5,776

Interest and other income (expense), net	(487)	(217)	(562)	i	(1,266)
Income before income taxes	3,261	2,149	(900)		4,510

Income tax provision	1,130	60	(352)		838

Net income	$2,131	$2,089	$(548)		$3,672

Net income per share:
Basic	$0.13				$0.19
Diluted	$0.12				$0.18
Shares used in computing
net income per share:
Basic	16,868	-	2,472		19,340
Diluted	17,787	-	2,472		20,259

The accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements
are an integral part of these financial statements.

     NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

     On June 29, 2006, the Company completed the acquisition of Sieger, a privately-held company based in South San Francisco, California. The total purchase price was approximately $50.6 million, excluding acquisition costs of $1.2 million, and was comprised of cash consideration of $30.5 million and stock of $20.1 million. The unaudited pro forma condensed combined financial statements give effect to the issuance of approximately 2.5 million shares of Ultra Clean common stock.

     Under the purchase method of accounting, the total estimated purchase price as shown in the table below is allocated to Sieger’s net tangible and intangible assets based on their estimated fair values as of June 29, 2006. Management has allocated the preliminary estimated purchase price based on various factors as described in the introduction to these unaudited pro forma condensed combined financial statements. The allocation of the purchase price is preliminary pending the completion of various analyses and the finalization of estimates. The allocation of the preliminary purchase price and the estimated useful lives and first year amortization on an annualized basis associated with acquired assets is as follows (in thousands):

	Amount	Annualized First Year Amortization	Estimated Useful Life

Net tangible assets	11,499	2,700
Identifiable intangible assets:
Customer contracts and relationships-largest customers	13,200	1,200	11 years
Customer contracts and relationships-other customers	600	150	4 years
Trademark and trade name	800	800	1 years
Goodwill	24,543	—	n/a
	50,642	4,850
Total preliminary estimated purchase price excluding
transaction costs

     A preliminary estimate of $11.5 million has been allocated to net tangible assets acquired. This estimate reflects adjustments of acquired assets and liabilities to fair value. A preliminary estimate of $14.6 million has been allocated to amortizable intangible assets acquired. The amortization related to the amortizable intangible assets is reflected as pro forma adjustments to the unaudited pro forma condensed combined statements of income.

Identifiable intangible assets. Acquired customer contracts and relationships represent existing contracts that relate to underlying customer relationships. Ultra Clean will amortize the fair value of these assets on a straight-line basis over an average estimated life of 8 years. Trade name relates to the Sieger trademark and trade name, which Ultra Clean will amortize on a straight-line basis over an estimated life of 1 year.

Goodwill. Approximately $24.5 million has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the underlying net tangible and intangible assets. In accordance with the SFAS No. 142, Goodwill and Other Intangible Assets , goodwill will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present). In the event that the management of the combined company determines that the value of goodwill has become impaired, the combined company will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made.

2. Pro Forma Adjustments

     The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

a	To record goodwill
b	To record the fair value of Sieger’s identifiable intangible assets
c	To record the extinguishment of debt in connection with the Sieger acquisition
d	To record debt used to finance the transaction
e	To record deferred taxes related to the identifiable intangible assets
f	To eliminate Sieger’s equity
g	To record the fair value of Ultra Clean shares issued in the transaction
h	To amortize intangible assets
i	To record interest expense
j	To record income taxes

5. Pro Forma Net Income Per Share

     The pro forma basic and diluted net income per share are based on the number of Ultra Clean shares used in computing basic and diluted net income per share.